UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2017

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
On September 22, 2017, the Board of Directors (the “Board”) of Noodles & Company (the “Company”) increased the size of the Board from eight to ten directors and appointed Ms. Mary C. Egan and Mr. Drew Madsen to the Company’s Board, effective immediately. On that date, the Board also appointed Ms. Egan as a member of the Audit Committee of the Board. It has not yet been determined on which Board committees, if any, Mr. Madsen will serve, or if Ms. Egan will serve on any Board committees other than the Audit Committee. Ms. Egan will serve as a Class I director and will stand for election at the Company’s 2020 Annual Meeting of Stockholders. Mr. Madsen will serve as a Class II director and will stand for election at the Company’s 2018 Annual Meeting of Stockholders.
Ms. Egan and Mr. Madsen are expected to receive compensation for their service on the Board consistent with the Company’s director compensation program for non-employee directors, as disclosed in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on April 18, 2017.
There are no family relationships between Ms. Egan or Mr. Madsen and any director or executive officer of the Company and there are no transactions between Ms. Egan or Mr. Madsen and the Company that would be reportable under Item 404(a) of Regulation S-K.
Each of Ms. Egan and Mr. Madsen will enter into the standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.
Employment Agreement with Mr. Boennighausen
As previously reported on a Form 8-K filed on June 14, 2017, on June 13, 2017, the Board appointed Dave Boennighausen, 39, as the permanent Chief Executive Officer (“CEO”) of the Company.
In connection with his appointment as the CEO, on September 21, 2017, the Company entered into an employment agreement with Mr. Boennighausen (the “Boennighausen Employment Agreement”), effective as of September 13, 2017 (the “Effective Date”). The following summary of the Boennighausen Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Boennighausen Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Pursuant to the Boennighausen Employment Agreement, Mr. Boennighausen will receive a base salary of $525,000 per year and is eligible to receive an annual bonus in an amount targeted at 75% of his base salary, subject to the achievement of certain targeted goals that will be established by the Board or the Compensation Committee. Additionally, as of the Effective Date, Mr. Boennighausen is entitled to the following equity awards pursuant to the Company’s 2010 Stock Incentive Plan: (i) 100,000 shares of the Company’s common stock (“Common Stock”) subject to nonqualified stock options, that are scheduled to vest in four annual ratable installments; (ii) time-vesting restricted stock units with respect to 10,000 shares of Common Stock that are scheduled to vest in four annual ratable installments; and (iii) performance-vesting restricted stock units with respect to 50,000 shares of Common Stock that are scheduled to vest upon achievement of certain performance conditions. Mr. Boennighausen will also be eligible to receive additional equity grants during the term of the agreement as determined by Compensation Committee of the Board, to participate in group insurance and retirement savings plans available to other executive employees and for miscellaneous benefits that are or may be available to the Company’s other executive employees.
The Boennighausen Employment Agreement prohibits Mr. Boennighausen from competing with the Company or soliciting its employees during the course of his employment and for 12 months following his termination of employment for any reason. Mr. Boennighausen is also subject to confidentiality, cooperation, return of business records and equipment, and non-disparagement covenants.
If Mr. Boennighausen’s employment is terminated by the Company without cause or as a result of non-extension of the Boennighausen Employment Agreement by the Company, or he voluntarily terminates his employment for good reason, Mr. Boennighausen will be entitled to receive (i) 12 months of base salary following the date of termination, (ii) a pro rata portion of his annual bonus for the year in which the date of termination occurs, based on year-to-date performance as determined by the Board in good faith; and (iii) an amount equal to the “COBRA” premium for as long as he and, if applicable, his dependents are eligible for COBRA from the Company, in each case subject to his execution of a release of claims in favor of the Company and compliance with certain covenants. If Mr. Boennighausen’s employment is terminated as a result of death or disability, he (or his estate) will be entitled to receive any accrued payments and benefits and a pro-rated portion of his annual bonus for the year in which a termination due to death or disability occurs.

Item 7.01. Regulation FD Disclosure.
The Company’s press release announcing the appointment of Ms. Egan and Mr. Madsen to the Company’s Board is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.
The information furnished pursuant to Item 7.01 of this report, including the Press Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	Employment Agreement, dated September 21, 2017, between Noodles & Company and David Boennighausen
99.1	Noodles & Company Press Release dated as of September 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ PAUL A. STRASEN
Name:	Paul A. Strasen
Title:	Executive Vice President, General Counsel and Secretary

DATED: September 25, 2017